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                                                                    EXHIBIT 12.1

                     FEDERAL EXPRESS CORPORATION AND SUBSIDIARIES
                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                     (Unaudited)
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                                                                       Year Ended May 31,
                                               --------------------------------------------------------------------
                                                 1993           1994           1995           1996           1997
                                               --------       --------       --------     ----------     ----------
                                                                   (In thousands, except ratios)

Earnings:
 Income before income taxes. . . . . . . .     $203,576       $378,462       $522,084     $  539,959     $  628,221
 Add back:
   Interest expense, net of
     capitalized interest. . . . . . . . .      168,762        152,170        130,923        105,449         95,689
   Amortization of debt
     issuance costs. . . . . . . . . . . .        4,906          2,860          2,493          1,628          1,328
   Portion of rent expense
     representative of
     interest factor . . . . . . . . . . .      262,724        285,261        329,370        386,254        434,846
                                               --------       --------       --------     ----------     ----------

 Earnings as adjusted. . . . . . . . . . .     $639,968       $818,753       $984,870     $1,033,290     $1,160,084
                                               --------       --------       --------     ----------     ----------
                                               --------       --------       --------     ----------     ----------
Fixed Charges:
 Interest expense, net of
   capitalized interest. . . . . . . . . .     $168,762       $152,170       $130,923     $  105,449     $   95,689
 Capitalized interest. . . . . . . . . . .       31,256         29,738         27,381         39,254         39,449
 Amortization of debt
   issuance costs. . . . . . . . . . . . .        4,906          2,860          2,493          1,628          1,328
 Portion of rent expense
   representative of
   interest factor . . . . . . . . . . . .      262,724        285,261        329,370        386,254        434,846
                                               --------       --------       --------     ----------     ----------

                                               $467,648       $470,029       $490,167     $  532,585     $  571,312
                                               --------       --------       --------     ----------     ----------
                                               --------       --------       --------     ----------     ----------

Ratio of Earnings to Fixed Charges . . . .          1.4            1.7            2.0            1.9            2.0
                                               --------       --------       --------     ----------     ----------
                                               --------       --------       --------     ----------     ----------

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                                                  Six Months Ended
                                                    November 30,
                                               -----------------------
                                                 1996           1997
                                               --------       --------

Earnings:
 Income before income taxes. . . . . . . .     $288,117       $431,504
 Add back:
   Interest expense, net of
     capitalized interest. . . . . . . . .       45,833         58,901
   Amortization of debt
     issuance costs. . . . . . . . . . . .          666            679
   Portion of rent expense
     representative of
     interest factor . . . . . . . . . . .      211,382        241,347
                                               --------       --------

 Earnings as adjusted. . . . . . . . . . .     $545,998       $732,431
                                               --------       --------
                                               --------       --------

Fixed Charges:
 Interest expense, net of
   capitalized interest. . . . . . . . . .     $ 45,833       $ 58,901
 Capitalized interest. . . . . . . . . . .       19,959         15,955
 Amortization of debt
   issuance costs. . . . . . . . . . . . .          666            679
 Portion of rent expense
   representative of
   interest factor . . . . . . . . . . . .      211,382        241,347
                                               --------       --------

                                               $277,840       $316,882
                                               --------       --------
                                               --------       --------

Ratio of Earnings to Fixed Charges . . . .          2.0            2.3
                                               --------       --------
                                               --------       --------
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